Exhibit 99.1
Remy International, Inc. Announces First Quarter 2013 Results
PENDLETON, Ind., May 1, 2013 /PRNewswire/ -- Remy International, Inc. (NASDAQ:REMY), a leading worldwide manufacturer, remanufacturer, and distributor of starters and alternators for light vehicle and commercial vehicle applications, locomotive products and hybrid electric motors, today announced its financial results for the first quarter ended March 31, 2013.

First Quarter Highlights

•
Net sales of $281.7 million for the first quarter of 2013, a decline of 4% compared to $293.1 million for the first quarter of 2012. The decline is due to unfavorable volume / mix in the original equipment business partially offset by favorable aftermarket volume and currency effects

•	Adjusted EBITDA of $31.3 million for the first quarter of 2013 compared to $38.4 million for the first quarter of 2012

◦	First quarter 2013 results were impacted by planned investments in our aftermarket and China businesses as well as higher materials costs partially offset by favorable currency

•	Net income attributable to common stockholders was $1.3 million for the first quarter of 2013 compared to $8.7 million for the first quarter of 2012

◦	2013 results included $7.0 million in executive officer separation cost, $4.3 million in loss on extinguishment of debt and refinancing fees and $0.7 million in restructuring and other charges

◦	2012 results included $1.7 million in restructuring and other charges

•	Successfully refinanced our Term B Loan with a new $300 million 7-year Term B Loan resulting in 2013 annualized interest savings of $6 million

•	New business awarded and launched during the quarter

◦	Launched first alternator for Hyundai Korea Kappa platform

◦	Awarded SAIC (Shanghai Automotive Industrial Corp.) Commercial SV61 starter

◦	Awarded Perkins Shibaura (Wuxi) starters in China

◦	Successful 44MT starter launch in the global aftermarket

•	On April 29, 2013, the Board of Directors declared a quarterly dividend of $0.10 per share payable on May 31, 2013 to shareholders of record as of May 17, 2013

Financial Results	Three Months Ended	Three Months Ended
	March 31, 2013	March 31, 2012
Net sales	$281.7 million	$293.1 million
Net income attributable to common stockholders	$1.3 million	$8.7 million
Diluted earnings per share	$0.04	$0.28
Adjusted EBITDA	$31.3 million	$38.4 million

Jay Pittas, Remy International, Inc. President and CEO commented, “In the first quarter of 2013, we made significant investments that will generate future returns. We improved coverage in our light duty aftermarket business and invested in infrastructure for our China business. We secured new business with key Asian customers and launched new products across the globe. The macroeconomic environment continues to drive mixed results. Our strong aftermarket performance is offset by weakness in Europe and the global commercial vehicle market."

Fred Knechtel, Remy International, Inc. Chief Financial Officer, added, “First quarter financial performance for the company was down year-over-year due to one-time executive officer separation costs, debt extinguishment expense and investments for future growth. We successfully refinanced our debt on favorable terms that will provide us the flexibility to support our global growth strategy. Operational restructuring efforts will continue to improve our cost structure into 2013.”

Jay Pittas, continued “The transition to my new position has been seamless. During the quarter, I enjoyed meeting with many of our stakeholders and look forward to working together to make this business stronger than ever. Remy's strong cash flow, strong balance sheet, recent public listing on NASDAQ and new loan agreement provide us with the financial flexibility to take advantage of strategic opportunities as they arise."

About Remy
Founded by the Remy Brothers in 1896, Remy International, Inc. is a leading global manufacturer and remanufacturer of alternators, starter motors and electric traction motors. Headquartered in Pendleton, IN, with global operations across five continents and 10 countries, Remy International markets products under the Delco Remy®, Remy® and World Wide Automotive® brands. Known for innovation, efficiency, quality, and best-in-class customer service and support, Remy International’s products are integrated by leading industrial, specialty, automotive and heavy-duty OEMs, and aftermarket providers worldwide. We Start the World & Keep It RunningTM.
Conference Call
Remy will host a call with investors and analysts to discuss first quarter 2013 results on Thursday, May 2, 2013 beginning at 9 a.m. Eastern Time. A live webcast of the conference call will be available on the Remy Investor Relations website at http://www.remyinc.com. The conference call replay will also be available via webcast through the Remy Investor Relations website at http://www.remyinc.com.
Use of Non-U.S. GAAP Financial Information
Accounting principles generally accepted in the United States (U.S. GAAP) is the standard framework of guidelines for financial accounting. U.S. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with U.S. GAAP, Remy has provided Adjusted EBITDA, a non-U.S. GAAP financial measure, which is frequently used by management, analysts, investors and other interested parties. Management believes that the non-U.S. GAAP financial measure presented provides a useful measure of Remy’s financial performance since it excludes certain items which do not reflect ongoing operations including costs associated with restructuring costs, impairment of assets related to capital investments, interest on our debt and non-cash stock-based compensation charges. Adjusted EBITDA is defined by the Company as net income attributable to common stockholders before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) net income attributable to noncontrolling interest, (vi) restructuring, other charges and other impairment charges, (vii) loss on extinguishment of debt and refinancing fees, (viii) executive officer separation cost and (ix) other adjustments. Adjusted EBITDA as defined by the Company may differ from non-U.S. GAAP measures used by other companies and is not a measurement under U.S. GAAP. There are limitations inherent in non-U.S. GAAP financial measures in that they exclude a variety of charges and credits that are required to be included in a U.S. GAAP presentation, and therefore do not present the full measure of the Company's recorded costs against its revenue. Accordingly, in analyzing Remy’s future financial performance, non-U.S. GAAP results presented should be considered together with U.S. GAAP results, rather than as an alternative to U.S. GAAP basis financial measures. Reconciliations of non-U.S. GAAP measures to related U.S. GAAP measures are presented below.
Forward Looking Statements
This press release contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events to reflect the new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, future financial results and liquidity, development of new products and services, the effect of competitive products or pricing, the effect of commodity and raw material prices, the impact of supply chain cost management initiatives, restructuring risks, customs duty claims, litigation uncertainties and warranty claims, conditions in the automotive industry, foreign currency fluctuations, costs related to re-sourcing and outsourcing products, the effect of economic conditions, and other risks identified in the “Special note regarding forward-looking statements”, “Risk Factors” and other sections of the Company's previously filed most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

A copy of the first quarter 2013 Form 10-Q will be available on the Remy International Website at:
http://www.remyinc.com under Investor Relations.
Investor Contact: Eric Struik, Vice President of Finance
Struik.Eric@remyinc.com
(765) 778-6749
SOURCE : Remy International, Inc.

Remy International, Inc.
Index of consolidated financial information

Consolidated balance sheets as of March 31, 2013 (unaudited) and December 31, 2012	A-2
Consolidated statements of operations (unaudited) for the three months ended March 31, 2013 and March 31, 2012	A-3
Consolidated statements of cash flows (unaudited) for the three months ended March 31, 2013 and March 31, 2012	A-4
Reconciliation of non-U.S. GAAP financial measures (unaudited) for the three months ended March 31, 2013 and March 31, 2012	A-5

Remy International, Inc.
Consolidated balance sheets

	March 31,	December 31,
(In thousands, except share information)	2013	2012
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$93,035	$111,733
Trade accounts receivable (less allowances of $2,464 and $1,931)	189,633	170,637
Other receivables	17,801	17,203
Inventories	170,058	158,936
Deferred income taxes	38,328	36,315
Prepaid expenses and other current assets	13,950	15,431
Total current assets	522,805	510,255

Property, plant and equipment	232,216	227,955
Less accumulated depreciation and amortization	(89,863)	(86,072)
Property, plant and equipment, net	142,353	141,883

Deferred financing costs, net of amortization	4,278	4,867
Goodwill	271,418	271,418
Intangibles, net	97,737	99,329
Other noncurrent assets	76,984	73,463
Total assets	$1,115,575	$1,101,215

Liabilities and Equity:
Current liabilities:
Short-term debt	$10,428	$9,098
Current maturities of long-term debt	3,476	3,470
Accounts payable	161,065	155,407
Accrued interest	97	112
Accrued restructuring	2,197	3,679
Other current liabilities and accrued expenses	108,673	108,157
Total current liabilities	285,936	279,923

Long-term debt, net of current maturities	296,434	284,475
Postretirement benefits other than pensions	1,897	1,969
Accrued pension benefits	31,165	31,762
Deferred income taxes	2,680	2,390
Other noncurrent liabilities	31,888	29,188

Equity:
Remy International, Inc. stockholders' equity:
Common stock, Par value of $0.0001; 32,011,015 shares outstanding at March 31, 2013, and 31,865,008 shares outstanding at December 31, 2012	3	3
Treasury stock, at cost; 234,352 treasury shares at March 31, 2013, and 133,467 treasury shares at December 31, 2012	(1,454)	(229)
Additional paid-in capital	325,409	323,912
Retained earnings	184,577	186,483
Accumulated other comprehensive loss	(55,199)	(50,307)
Total Remy International, Inc. stockholders' equity	453,336	459,862
Noncontrolling interest	12,239	11,646
Total equity	465,575	471,508
Total liabilities and equity	$1,115,575	$1,101,215

Remy International, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended March 31,
(In thousands, except per share amounts)	2013	2012

Net sales	$281,726	$293,061
Cost of goods sold	226,747	231,025
Gross profit	54,979	62,036
Selling, general, and administrative expenses	40,150	34,272
Restructuring and other charges	681	1,698
Operating income	14,148	26,066
Interest expense	6,337	6,976
Loss on extinguishment of debt and refinancing fees	4,256	—
Income before income taxes	3,555	19,090
Income tax expense	1,712	9,566
Net income	1,843	9,524
Less net income attributable to noncontrolling interest	563	813
Net income attributable to common stockholders	$1,280	$8,711

Basic earnings per share:
Earnings per share	$0.04	$0.29
Weighted average shares outstanding	31,104	30,511
Diluted earnings per share:
Earnings per share	$0.04	$0.28
Weighted average shares outstanding	31,261	30,840

Remy International, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(In thousands)	2013	2012
Cash flows from operating activities:
Net income	$1,843	$9,524
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	8,213	9,028
Amortization of debt issuance costs	360	441
Loss on extinguishment of debt and refinancing fees	4,256	—
Stock-based compensation	1,497	1,572
Deferred income taxes	(4,133)	667
Accrued pension and postretirement benefits, net	(21)	(457)
Restructuring and other charges	681	1,698
Cash payments for restructuring charges	(2,163)	(1,810)
Other	38	(581)
Changes in operating assets and liabilities, net of restructuring charges:
Accounts receivable	(21,247)	(24,296)
Inventories	(12,428)	(5,839)
Accounts payable	7,086	17,397
Other current assets and liabilities, net	1,528	(11,549)
Other noncurrent assets, liabilities, and other	(1,841)	(3,439)
Net cash used in operating activities	(16,331)	(7,644)

Cash flows from investing activities:
Purchases of property, plant and equipment	(5,720)	(7,825)
Net proceeds on sale of assets	28	268
Government grant proceeds related to capital expenditures	—	386
Net cash used in investing activities	(5,692)	(7,171)

Cash flows from financing activities:
Change in short-term debt and revolver	1,689	3,566
Payments made on long-term debt, including capital leases	(287,870)	(7,864)
Proceeds from issuance of long-term debt	299,250	—
Dividend payments on common stock	(3,197)	—
Purchase of treasury stock	(1,225)	—
Debt issuance costs	(3,443)	—
Net cash provided by (used in) financing activities	5,204	(4,298)

Effect of exchange rate changes on cash and cash equivalents	(1,879)	1,270
Net decrease in cash and cash equivalents	(18,698)	(17,843)
Cash and cash equivalents at beginning of period	111,733	91,684
Cash and cash equivalents at end of period	$93,035	$73,841
Supplemental information:
Noncash investing and financing activities
Purchases of property, plant and equipment in accounts payable	$2,630	$1,532

Remy International, Inc.
Reconciliation of non-U.S. GAAP financial measures
(Unaudited)

Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP. We use adjusted EBITDA as a supplement to our U.S. GAAP results in evaluating our business. Other companies in our industry define adjusted EBITDA differently from us and, as a result, our measure is not comparable to similarly titled measures used by other companies in our industry.

We define adjusted EBITDA as net income attributable to common stockholders before interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, net income attributable to noncontrolling interest, restructuring, other charges and other impairment charges, loss on extinguishment of debt and refinancing fees, executive officer separation and other adjustments as set forth in the reconciliations provided below.

Adjusted EBITDA is one of the key factors upon which we assess performance. As an analytical tool, adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it excludes items that we do not believe reflect our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our performance, as an alternative to net cash provided by operating activities as a measure of liquidity, or as an alternative to any other measure prescribed by U.S. GAAP. There are limitations to using non-U.S. GAAP measures such as adjusted EBITDA. Although we believe that adjusted EBITDA may make an evaluation of our operating performance more consistent because it removes items that do not reflect our ongoing operations, adjusted EBITDA excludes certain financial information that some may consider important in evaluating our performance.

The following table sets forth a reconciliation of adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income attributable to common stockholders.

	Three months ended March 31,
(In thousands)	2013	2012
Net income attributable to common stockholders	$1,280	$8,711
Adjustments:
Interest expense	6,337	6,976
Income tax expense	1,712	9,566
Depreciation and amortization	8,213	9,028
Stock-based compensation expense	1,497	1,572
Net income attributable to noncontrolling interest	563	813
Restructuring and other charges	681	1,698
Loss on extinguishment of debt and refinancing fees	4,256	—
Executive officer separation	7,000	—
Other	(264)	—
Total adjustments	29,995	29,653
Adjusted EBITDA	$31,275	$38,364